UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 14, 2021

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Blvd., Seffner, Florida	33584
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

All of the lenders under the Credit Agreement (as defined below) or their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services and some may serve as a source of retail financing for the Company’s customers. In addition, one of the lenders under the Credit Agreement (as defined below) was a lender under the Company’s prior credit agreement.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent that entering into the Credit Agreement (as defined below) constituted a termination of the prior credit agreement, the information set forth above under Item 1.01 and below under Item 2.03 is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2021, LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC and Lazydays Mile HI RV, LLC (collectively with certain other subsidiary entities, the “Borrowers”) executed an amended and restated credit agreement with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, Swingline Lender, Issuing Bank and a Lender, and other financial institutions as Lender parties thereto (the “Credit Agreement”). The Credit Agreement amends and restates the existing credit agreement which includes an existing $175.0 million prior floor plan credit facility, a $20.0 million prior term loan, a $5.0 million prior revolving credit facility, and an approximately $5.8 million prior mortgage loan facility.

The Credit Agreement evidences an approximately $369 million aggregate credit facility (the “Credit Facility”), consisting of a $327.0 million floor plan credit facility (the “Floor Plan Facility”) with LIBOR borrowings bearing interest at LIBOR plus a range of 2.0% to 2.3% based on a total net leverage matrix and a base rate margin range of 1.0% to 1.3% based on a total net leverage matrix, a term loan of approximately $11.3 million (the “Term Loan”) with LIBOR borrowings bearing interest at LIBOR plus a range of 2.25% to 3.0% based on the total net leverage matrix and a base rate margin range of 1.25% to 2.0% based on a total net leverage matrix, a $25.0 million revolving credit (the “Revolver”) with LIBOR borrowings bearing interest at the same rate index margin range as the Term Loan, and a mortgage loan facility of approximately $5.8 million (the “Mortgage Facility”) with LIBOR borrowings bearing interest at LIBOR plus 2.25% and a base rate margin of 1.25%. The Borrowers are obligated to pay a commitment fee of 0.15% per annum on the average unused portion of the commitment under the Floor Plan Facility, and a commitment fee range of 0.25% to 0.50% per annum (based on a total net leverage matrix) on the average unused portion of the commitment under the Revolver.

As of July 15, 2021, there was approximately $76.2 million in outstanding borrowings under the Credit Agreement consisting of: $59.1 million under the Floor Plan Facility, $11.3 million under the Term Loan, $0 million under the Revolver, and $5.8 million under the Mortgage Facility. Amounts to be borrowed under the Credit Agreement are subject to the satisfaction of customary conditions to borrowing. The Floor Plan Facility, Mortgage Facility, Term Loan and Revolver components of the Credit Facility are scheduled to mature on July 14, 2024.

The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict the Borrowers’ ability to, among other things: (i) create, incur, assume or permit indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in fundamental changes, including mergers, acquisitions, dissolutions and liquidations, (v) make certain restricted payments, (vi) engage in transactions with affiliates, (vii) allow the total net leverage ratio to exceed a ratio of 3.00 to 1.00 or allow the consolidated fixed charge coverage ratio to be less than a ratio of 1.25 to 1.00, and (viii) make or become legally obligated to make any capital expenditures in any fiscal year, except for capital expenditures in the ordinary course of business not exceeding an amount equal to 25% of consolidated EBITDA for such fiscal year.

Events of default under the Credit Agreement include, but are not limited to: (i) failure to pay principal, interest or fees when due, (ii) breach of any representation or warranty, (iii) failure or refusal to perform, observe or comply with certain covenants, (iv) insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold in excess of available insurance proceeds, (vii) the attempt to terminate or limit any portion of a guarantor’s obligations under a guaranty agreement, and (viii) a change in control.

All of the obligations under the Credit Agreement are required to be guaranteed by Lazydays Holdings, Inc., Lazy Days’ R.V. Center, Inc., Lazydays Land Holdings, LLC, Lazydays Land of Elkhart, LLC, Lazydays Service of Elkhart, LLC, Lazydays Land of Chicagoland, LLC, and all other domestic subsidiaries from time to time of Lazydays Holdings, Inc. (collectively, the “Guarantors”). The Credit Facilities are secured by substantially all of the operating assets of the Borrowers and Guarantors as collateral.

This description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

July 19, 2021	By	/s/ William P. Murnane
Date		William P. Murnane
Chief Executive Officer